Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS

SECOND QUARTER 2012 RESULTS

Reports Q2 2012 Adjusted Cash EPS of $1.62; GAAP $1.38 per Share

Results Driven by Modafinil Launch

Woodcliff Lake, N.J., August 2, 2012– Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the second quarter ended June 30, 2012.

For the second quarter ended June 30, 2012, the Company reported total revenues of $294.3 million and income from continuing operations of $51.3 million, or $1.38 per diluted share, which includes amortization expenses and certain transaction costs. On an adjusted cash basis (non-GAAP measure), which excludes amortization and transaction costs, income from continuing operations was $60.3 million, or $1.62 per diluted share for the second quarter 2012.  (Refer to attached reconciliation table between GAAP and adjusted non-GAAP amounts.)

Second Quarter Highlights

Key Product Sales (Net sales comparisons at the product level are to first quarter 2012.)

•

Modafinil:  Net sales for modafinal were $57.5 million in the second quarter.  Par launched the product on April 6, 2012.

•

Metoprolol:  For the quarter ended June 30, 2012, net sales of metoprolol succinate were $49.0 million compared to $61.8 million in the first quarter 2012.  The decrease was driven by non-recurrence of first quarter customer buying patterns.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol XL®.

•

Budesonide EC:  Net sales for budesonide EC in the second quarter 2012 were $33.5 million compared to $38.0 million in the first quarter 2012.  The decrease was driven by non-recurrence of first quarter customer buying patterns.  Par Pharmaceutical is the authorized generic for AstraZeneca’s Entocort® EC.

•

Propafenone Hydrochloride ER:  Net sales for propafenone hydrochloride ER in the second quarter were $17.9 million compared to $19.1 million in the first quarter 2012. Par Pharmaceutical remained the exclusive supplier of generic Rythmol SR® throughout the second quarter.

•

Sumatriptan:  Net sales of sumatriptan succinate were $13.9 million in the second quarter compared to $16.7 million in the prior quarter.  The decrease was driven by a reduction in customer orders in anticipation of Par’s exit from the market in the third quarter.

•

Bupropion Hydrochloride ER:  Net sales of bupropion were $12.0 million in the second quarter 2012.  Par recorded $11.4 million of net sales in the first quarter.

•

Zolpidem Tartrate:  Net sales of zolpidem tartrate of $5.3 million in the second quarter 2012.  Par recorded $6.9 million of net sales in the first quarter. The reduction in sales was the result of a small decline in net pricing resulting from customer mix.

•

Fentanyl Citrate Lozenges:  Net sales for fentanyl for the second quarter were $2.6 million compared to $2.0 million in the first quarter.  The increase is due to customer buying patterns.

•

Other Generic Products:  For the second quarter 2012, net sales from all other generic products were $81.3 million. This compares to first quarter net sales of $95.3 million. The decline was primarily due to the seasonality of the Chlorpheniramine/Hydrocodone product.

•

Megace® ES:  Net sales were $14.2 million for the second quarter compared to $12.2 million in the first quarter.  The increase was due to non-recurrence of unfavorable first quarter customer buying patterns.

•

Nascobal® B12 Nasal Spray:  Net sales were $5.4 million for the second quarter compared to $5.9 million in the first quarter.  The decrease was due to the timing of customer orders, despite higher prescription volume.

Revenues and adjusted gross margin for the second quarter 2012 were $294.3 million and $156.0 million, respectively, compared to $271.5 million in net sales and $110.7 million in adjusted gross margin during the prior quarter (Q1 2012). The adjusted gross margin rate on the Company’s consolidated product portfolio was 53.0% versus 40.8% in the first quarter 2012, with this increase driven by the launch of modafinil.  (Par is now presenting non-GAAP gross margin on an adjusted basis. See detailed reconciliation table at the end of this press release.)

	2Q 2012		1Q 2012
	$	%	$	%
Key Par (Generic) Products (1)	$ 98.6	51.4%	$ 46.4	29.8%

All Other (Generic)	40.2	49.4%	47.8	50.1%

Total Par Generics	$ 138.8	50.8%	$ 94.2	37.5%

Strativa (Branded) Products(2)	$ 17.2	80.9%	$ 16.5	81.5%

Total (All Products)	$ 156.0	53.0%	$ 110.7	40.8%

(1) Q2 2012 Key Par Products include modafinil, metoprolol, sumatriptan, budesonide, propafenone, bupropion, zolpidem, fentanyl lozenges.  (2) Strativa products consist primarily of Megace ES and Nascobal.

Operating Expenses

On a GAAP basis, total operating expenses fell during the second quarter of 2012 as compared to the prior quarter as follows:

•

Research and development expenses were $20.7 million in the second quarter 2012 compared to $29.9 million in the first quarter 2012.  The decrease was due primarily to a one-time upfront development payment in the first quarter.

•

Selling, general and administrative expenses for the second quarter 2012 decreased to $39.7 million compared to $42.2 million in the first quarter.

Cash and cash equivalents and marketable securities aggregate balance as of June 30, 2012 was $261.0 million.

Product and Pipeline Update

In July, Par Formulations Private Limited, (formerly Edict Pharmaceuticals Private Limited), received its first USFDA approval for Labetalol HCl Tablets 100 mg, 200 mg & 300 mg, the generic version of Trandate®.  Par anticipates the product to be available in August. Par Pharmaceutical acquired Edict Pharmaceuticals, based in Chennai, India, in February 2012.

Par Pharmaceutical, along with third-party partners, currently has approximately 72 ANDAs pending with the FDA, 23 of which it believes to be first-to-file opportunities.

Subsequent Event

On July 14, 2012, we entered into an Agreement and Plan of Merger (the “Agreement”) with Sky Growth Holdings Corporation, a Delaware corporation (“Parent”), and Sky Growth Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”).

Parent and Merger Sub are beneficially owned by affiliates of TPG Capital, L.P. and were formed solely for the purposes of executing the Agreement and facilitating the Merger.  The Agreement provides for a purchase price of approximately $1.9 billion for our fully diluted equity.  We expect this transaction to close, subject to customary conditions, before the end of 2012.  Some of the customary conditions to closing include obtaining the approval of the holders of a majority of the outstanding shares of our common stock and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Under the Agreement, we may solicit superior proposals from third parties through August 24, 2012.  Parent has certain termination rights that could require us to pay Parent a termination fee of $24 million or $48 million, if and as applicable, based on the circumstances of the termination, plus in each case up to $7 million in Parent’s expenses.  We also have certain termination rights in certain circumstances.

On July 14, 2012, in conjunction with our execution of the Agreement, we modified our Rights Agreement dated as of October 27, 2004, with American Stock Transfer & Trust Company (the “Rights Agreement”), to render the Rights Agreement inapplicable to the Agreement and the Merger and to cause the Rights Agreement to terminate immediately prior to the effective time of the Merger.

For more information about the Merger, the Agreement and our modification of the Rights Agreement, please see our Current Report on Form 8-K, filed July 16, 2012.

Conference Call

Par Pharmaceutical Companies, Inc. will host a conference call and live webcast on Thursday, August 2, 2012 at 9:00 AM EDT to review results for the second quarter 2012.

Access to the live webcast can be made via the Company's website at www.parpharm.com.

Dial-in Information

Domestic: 866-356-3377

International: 617-597-5392

Passcode: 39276355

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic: 888-286-8010

International: 617-801-6888

Passcode: 22276530

Non-GAAP Measures

Par Pharmaceutical Companies, Inc. (“the Company”) believes it prepared its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in attached schedules.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, acquires, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on 10-Q for the second quarter of 2012 which the Company intends to file today, as well as in other of the Company’s filings with the SEC from time to time, including other Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

# # #

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)
	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$241,527	$162,516
Available for sale marketable debt securities	19,459	25,709
Accounts receivable, net	156,067	125,940
Inventories	89,247	106,250
Prepaid expenses and other current assets	24,450	20,475
Deferred income tax assets	45,080	55,966
Income taxes receivable	11,358	27,049
Total current assets	587,188	523,905

Property, plant and equipment, net	102,373	97,790
Intangible assets, net	289,037	311,669
Goodwill	309,551	283,432
Other assets	13,567	14,657
Total assets	$1,301,716	$1,231,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$30,625	$21,875
Accounts payable	37,203	33,000
Payables due to distribution agreement partners	64,971	69,359
Accrued salaries and employee benefits	13,840	16,174
Accrued government pricing liabilities	28,468	39,614
Accrued legal fees	7,237	4,150
Accrued legal settlements	82,800	37,800
Payable to former Anchen securityholders	12,630	20,620
Accrued expenses and other current liabilities	21,983	9,604
Total current liabilities	299,757	252,196

Long-term liabilities	24,211	19,952
Non-current deferred tax liabilities	26,722	25,974
Long-term debt, less current portion	306,250	323,750
Commitments and contingencies	-	-

Stockholders' equity:
Common stock, par value $0.01 per share, authorized 90,000,000 shares; issued
39,989,734 and 39,677,291 shares	400	397
Additional paid-in capital	403,883	389,166
Retained earnings	325,538	302,984
Accumulated other comprehensive income	37	13
Treasury stock, at cost 3,229,853 and 3,201,858 shares	(85,082)	(82,979)
Total stockholders' equity	644,776	609,581
Total liabilities and stockholders’ equity	$1,301,716	$1,231,453

PAR PHARMACEUTICAL COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except per share Data)
(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Revenues:
Net product sales	$285,797	$215,018	$549,920	$435,807
Other product related revenues	8,536	9,170	15,885	21,333
Total revenues	294,333	224,188	565,805	457,140
Cost of goods sold, excluding amortization expense	138,371	122,556	303,175	243,094
Amortization expense	12,808	2,606	21,630	5,367
Total cost of goods sold	151,179	125,162	324,805	248,461
Gross margin	143,154	99,026	241,000	208,679
Operating expenses:
Research and development	20,716	8,077	50,616	18,787
Selling, general and administrative	39,667	46,156	81,826	93,101
Intangible asset impairment	-	-	2,000	-
Settlements and loss contingencies, net	-	-	45,000	190,560
Restructuring costs	-	26,986	-	26,986
Total operating expenses	60,383	81,219	179,442	329,434
Operating income (loss)	82,771	17,807	61,558	(120,755)
Interest income	140	382	276	805
Interest expense	(3,069)	(150)	(6,163)	(301)
Income (loss) from continuing operations before provision (benefit) for income taxes	79,842	18,039	55,671	(120,251)
Provision (benefit) for income taxes	28,537	8,859	33,062	(20,587)
Income (loss) from continuing operations	51,305	9,180	22,609	(99,664)
Discontinued operations:
Provision for income taxes	28	127	55	253
Loss from discontinued operations	(28)	(127)	(55)	(253)
Net income (loss)	$51,277	$9,053	$22,554	($99,917)

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$1.41	$0.26	$0.62	($2.79)
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)
Net income (loss)	$1.41	$0.25	$0.62	($2.80)

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$1.38	$0.25	$0.61	($2.79)
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.01)
Net income (loss)	$1.38	$0.25	$0.61	($2.80)

Weighted average number of common shares outstanding:
Basic	36,478	35,983	36,392	35,742
Diluted	37,194	36,708	37,122	35,742

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	June 30, 2012
	GAAP 10-Q P&L CONSOLIDATED	ADJUSTMENTS		NON-GAAP

Revenues:
Net product sales	$285,797			$285,797
Other product related revenues	8,536			8,536
Total revenues	294,333			294,333
Cost of goods sold, excluding amortization expense	138,371			138,371
Amortization expense	12,808	(12,808)	a	-
Total cost of goods sold	151,179	(12,808)		138,371
Gross margin	143,154	12,808		155,962
Gross margin %	49%			53%

Operating expenses:
Research and development	20,716			20,716
Selling, general and administrative	39,667	(1,204)	b	38,463
Intangible assets impairment	-			-
Settlements and loss contingencies, net	-			-
Total operating expenses	60,383	(1,204)		59,179
Operating income	82,771	14,012		96,783
Interest income	140			140
Interest expense	(3,069)			(3,069)
Income from continuing operations before provision for income taxes	79,842	14,012		93,854
Provision for income taxes	28,537	5,044	c	33,581
Income from continuing operations	51,305	8,968		60,273
Discontinued operations:
Provision for income taxes	28	(28)		-
Loss from discontinued operations	(28)	28		-
Net income	$51,277	$8,996		$60,273

Basic earnings per share of common stock:
Income from continuing operations	$1.41			$1.65
Loss from discontinued operations	(0.00)			0.00
Net income	$1.41			$1.65

Diluted earnings per share of common stock:
Income from continuing operations	$1.38			$1.62
Loss from discontinued operations	(0.00)			0.00
Net income	$1.38			$1.62

Weighted average number of common shares outstanding:
Basic	36,478			36,478
Diluted	37,194			37,194

a - Amortization expense ($12,808)
b - Transaction costs ($732), amortization expense for Megace ($472)
c - Estimated tax on adjustments ($5,044)

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended
	June 30, 2012
	GAAP 10-Q P&L CONSOLIDATED	ADJUSTMENTS		NON-GAAP

Revenues:
Net product sales	$549,920			$549,920
Other product related revenues	15,885			15,885
Total revenues	565,805			565,805
Cost of goods sold, excluding amortization expense	303,175	(4,048)	a	299,127
Amortization expense	21,630	(21,630)	b	-
Total cost of goods sold	324,805	(25,678)		299,127
Gross margin	241,000	25,678		266,678
Gross margin %	43%			47%

Operating expenses:
Research and development	50,616	(10,000)	c	40,616
Selling, general and administrative	81,826	(3,506)	d	78,320
Intangible assets impairment	2,000	(2,000)	e	-
Settlements and loss contingencies, net	45,000	(45,000)	f	-
Total operating expenses	179,442	(60,506)		118,936
Operating income	61,558	86,184		147,742
Interest income	276			276
Interest expense	(6,163)			(6,163)
Income from continuing operations before provision for income taxes	55,671	86,184		141,855
Provision for income taxes	33,062	18,741	g	51,803
Income from continuing operations	22,609	67,443		90,052
Discontinued operations:
Provision for income taxes	55	(55)		-
Loss from discontinued operations	(55)	55		-
Net income	$22,554	$67,498		$90,052

Basic earnings per share of common stock:
Income from continuing operations	$0.62			$2.47
Loss from discontinued operations	(0.00)			0.00
Net income	$0.62			$2.47

Diluted earnings per share of common stock:
Income from continuing operations	$0.61			$2.43
Loss from discontinued operations	(0.00)			0.00
Net income	$0.61			$2.43

Weighted average number of common shares outstanding:
Basic	36,392			36,392
Diluted	37,122			37,122

a - Amortization of inventory step up established with Anchen purchase accounting ($4,048)
b - Amortization expense ($21,630)
c - Upfront and development milestone payments
d - Transaction costs ($2,180), amortization expense for Megace ($852), and Anchen-related severance costs ($474)
e - Impairment of Anchen IPR&D intangible assets

f - Contingent loss
g - Estimated tax on adjustments ($18,741)